UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2007 (November 2, 2007)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On November 2, 2007, Alexza Pharmaceuticals, Inc. (the “Company”) entered into a Manufacturing and Supply Agreement (the “Supply Agreement”) with Autoliv ASP, Inc. (“Autoliv”) relating to the commercial supply of heat packages that can be incorporated into the Company’s proprietary single dose commercial Staccato® device (the “Chemical Heat Packages”). In October 2005, the Company had entered into a Development Agreement with Autoliv related to the development of the Chemical Heat Packages. Under the terms of the Supply Agreement, Autoliv has agreed to manufacture, assemble and test the Chemical Heat Packages solely for the Company in conformance with the Company’s specifications. Autoliv will provide all of the manufacturing equipment necessary to manufacture the Chemical Heat Packages and the Company will pay Autoliv a specified purchase price, which varies based on annual quantities ordered by the Company, per Chemical Heat Package delivered.
     The initial term of the Supply Agreement expires on December 31, 2012 and may be extended by written mutual consent. The Supply Agreement provides that during the term of the Supply Agreement, Autoliv will be the Company’s exclusive supplier of the Chemical Heat Packages. In addition, the Supply Agreement grants Autoliv the right to negotiate for the right to supply commercially any second generation chemical heat package (a “Second Generation Product”) and provides that the Company will pay Autoliv certain royalty payments if the Company manufactures Second Generation Products itself or obtains Second Generation Products from a third party manufacturer. Upon the earlier of December 31, 2011, 60 days after the termination of the Supply Agreement for any reason upon 36 months prior written notice, or 60 days after the approval by the Food and Drug Administration of a new drug application filed by the Company, (i) the Company will be required to reimburse Autoliv for certain expenses related to the equipment and tooling used in the production and testing of the Chemical Heat Packages and (ii) Autoliv will be required to transfer possession and ownership of such equipment and tooling to the Company. Upon the expiration or termination of the Supply Agreement the Company will also be required, on an ongoing basis, to pay Autoliv certain royalty payments related to the manufacture of the Chemical Heat Packages by the Company or third party manufacturers.
     The Supply Agreement also contains certain provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, forecasting and ordering, delivery arrangements, payment terms, packaging requirements, change orders, intellectual property rights, confidentiality and indemnification, as well as certain other customary matters.
     On November 5, 2007, the Company filed a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
     The foregoing summary is qualified in its entirety by reference to the Supply Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
     The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Supply Agreement. The omitted material will be included in the request for confidential treatment.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Alexza and Autoliv Announce Commercial Manufacturing and Supply Agreement for Heat Packages Used in Single-Dose Staccato® System,” dated November 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: November 6, 2007	By:	/s/ August J. Moretti
August J. Moretti,
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release entitled “Alexza and Autoliv Announce Commercial Manufacturing and Supply Agreement for Heat Packages Used in Single-Dose Staccato® System,” dated November 5, 2007.